Exhibit 99.1

BLUCORA CLOSES ACQUISITION OF 1st GLOBAL

IRVING, Texas, May 6, 2019 — Blucora, Inc. (NASDAQ: BCOR), a leading provider of tax-smart financial solutions that empower people’s goals, today announced that it closed its previously announced acquisition of 1st Global, Inc., a leader in tax-focused wealth management. The purchase price was $180 million and funded with cash on hand and a $125 million add-on to its existing credit facility, due in 2024.
“We’re excited to announce the closing of the 1st Global acquisition,” said John Clendening, Blucora’s President and Chief Executive Officer. “This acquisition brings together two complementary firms with a shared vision and creates the largest and most capable tax-focused wealth management firm, which enables advisors to minimize taxes, maximize wealth and enable better long-term outcomes for their clients. With increased scale and enhanced capabilities, we are now positioned to provide advisors and their clients with even greater service, support and solutions for years to come. We welcome the 1st Global advisors and employees to Blucora, and look forward to continuing the profitable growth of our combined organization."
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Blucora will be sharing additional details regarding the transaction on its regularly scheduled earnings results conference call on Wednesday, May 8 at 8:30 a.m. ET. To listen to the call via webcast, or for further information on the transaction, please visit: http://www.blucora.com/Event-and-presentations

About Blucora®
Blucora, Inc. (NASDAQ: BCOR) is on the forefront of financial technology, pioneering tax-smart financial solutions that empower people’s goals. Blucora operates through two primary businesses, HD Vest, the No. 1 tax-focused broker-dealer with $42 billion in total client assets as of December 31, 2018, and TaxAct, the No. 3 tax preparation software by market share with approximately 4 million consumer and professional users. With integrated tax and wealth management, Blucora is uniquely positioned to provide better long-term outcomes for customers with holistic, tax-advantaged solutions. For more information on Blucora, visit www.blucora.com.

Investor Contact:
Bill Michalek
Blucora Investor Relations
(972) 870-6463

This release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. When used in this report, terms such as

“believes,” “estimates,” “should,” “could,” “would,” “plans,” “expects,” “intends,” “anticipates,” “may,” “forecasts,” “projects” and similar expressions and variations as they relate to the Company or its management are intended to identify forward-looking statements. Actual results may differ significantly from management’s expectations due to various risks and uncertainties including, but not limited to: our ability to effectively implement our future business plans and growth strategy; our ability to effectively compete within our industry; our ability to attract and retain customers; our ability to realize all of the anticipated benefits of the acquisition of 1st Global, as well as the ability to integrate the operations of 1st Global; the availability of financing and our ability to meet our current and future debt service obligations and comply with our debt covenants; our ability to generate strong investment performance for our customers and the impact of the financial markets on our customers’ portfolios; political and economic conditions and events that directly or indirectly impact the wealth management and tax preparation industries; our ability to attract and retain productive financial advisors; our ability to successfully make technology enhancements and introduce new and improve on existing products and services; our expectations concerning the revenues we generate from fees associated with the financial products that we distribute; our ability to comply with laws and regulations, including, among others, those related to privacy protection and consumer data; our expectations concerning the benefits that may be derived from our new clearing platform and our investment advisory platform; cybersecurity risks; our ability to maintain our relationships with third party partners; the seasonality of our business; litigation risks; our ability to attract and retain qualified employees; our assessments and estimates that determine our effective tax rate; the impact of new or changing tax legislation; and our ability to develop, establish and maintain strong brands; our ability to protect our intellectual property; and our ability to effectively integrate other companies or assets that we may acquire. A more detailed description of these and certain other factors that could affect actual results is included in the Company’s filings with the Securities and Exchange Commission. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this report. The Company undertakes no obligation to update any forward-looking statements to reflect events or circumstances after the date of this report, except as may be required by law.